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                                                                    EXHIBIT 10.8

                FORM OF RESTRICTED STOCK UNIT AWARD FOR DIRECTORS
  (1,000 Restricted Stock Units were awarded May 14, 2003 to each of Douglas C. Eby, Leslie A. Grandis, Stewart M. Kasen, Gary L. Markel, and Jay M. Weinberg)

                               MARKEL CORPORATION

                              RESTRICTED STOCK UNIT
                                 AWARD AGREEMENT

                                 DIRECTOR AWARD

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           AWARDED TO             VESTING              AWARD DATE
                                  SCHEDULE


                              5-year vesting
                                 schedule

                               (see below).

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         MARKEL CORPORATION (the "Company") hereby grants you (the "Director")
one thousand (1,000) restricted stock units ("Units") pursuant to the Markel Corporation Omnibus Incentive Plan (the "Plan") (this grant of Units is your "Award"). Units that have not yet vested in accordance with Section 1, below, or as otherwise specifically provided herein, are forfeitable and nontransferable. The Company's Board of Directors (the "Board") will administer this Award Agreement, and any decision of the Board will be final and conclusive. Capitalized terms not defined herein have the meanings provided in the Plan.

         The terms of your Award are:

1. Vesting of Units. Except as otherwise provided in this Award Agreement, the Units will become vested and nonforfeitable according to the schedule below, provided the Director continues to serve the Company as a member of the Board as of the relevant date.

               Date                       Vested Percentage

               05/14/04                           20%
               05/14/05                           40%
               05/14/06                           60%
               05/14/07                           80%
               05/14/08                          100%

2.       Issuance of Shares.

         (a)      Notwithstanding the vesting schedule for Units set forth in
                  Section 1, the Company will not issue shares of Company common stock ("Company Stock") to the Director for vested Units until May 14, 2008 (the "Issue Date"), or as soon as practicable


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                  thereafter. At that time, the Director will receive shares of
                  Company Stock in accordance with the vested percentage of his or her Units.

         (b) The Director may elect to defer receipt of all or a portion of the shares of Company Stock that the Director would otherwise be entitled to receive under this Award. The Director's election to defer such payment must be made in accordance with procedures established and any documentation required by the Board.

3. Forfeiture of Units. If the Director ceases to be a member of the Board prior to the Issue Date, other than as described in (a)-(c) below, any unvested Units will be forfeited as of the date the Director's membership on the Board terminates. If the Director ceases to be a Board member prior to the Issue Date in the circumstances set forth in
         (a) below, the unvested Units will become fully vested and non-forfeitable on the date of the Director's death or Disability, as applicable, and shares will be issued promptly thereafter, unless the Director elects to defer receipt of the shares pursuant to Section 2(b). If the Director ceases to be a Board member prior to the Issue Date in the circumstances set forth in (b) below, the number of Units set forth in this Award will be vested on a pro rata basis based on a fraction of the number of full months from the Award Date until the date of such termination divided by 60, and shares of Company Stock will be issued on the Issue Date or promptly thereafter, unless the Director elects to defer receipt of the shares pursuant to Section 2(b). If the Director ceases to be a Board member in the circumstance set forth in (c) below, the Board shall determine the number of Units set forth in this Award to be vested and the date that the vested Units will be issued, unless the Director elects to defer receipt of the shares pursuant to Section 2(b).

         (a) The Director ceases to be a Board member due to his or her death or Disability (as defined in the Plan);

         (b) The Director's service as a Board member is terminated due to military service;

         (c) The Board determines that forfeiture should not occur because the Director had an approved termination of his or her service as a Board member. The Board will in its sole discretion determine whether or not to apply this provision and if so, any additional terms or conditions applicable to the determination, including but not limited to, whether or not the vesting schedule should be adjusted.

4. Change of Control. Any unvested Units will become fully vested and non-forfeitable and will be paid to the Director promptly if, within 12 months after a Change in Control, the Director ceases to be a member of the Board for any reason other than voluntary resignation.

5. Transfer Restrictions. The Director's rights to the Units are not subject to sale, assignment, transfer, pledge, hypothecation or encumbrance.

6. Binding Effect. Subject to the limitations stated above, this Award Agreement will be binding upon and inure to the benefit of the Director's legatees, distributees, and personal representatives and the successors of the Company.

7. Change in Capital Structure. The Units will be adjusted as the Board determines is equitably required in the event of a dividend in the form of stock, spin-off, stock split-up, subdivision or consolidation of shares of Company Stock or other similar changes in capitalization.


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8.       Interpretation. This Award Agreement will be construed under and be governed by the laws of the Commonwealth of Virginia. THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA OR THE CIRCUIT COURT FOR THE COUNTY OF HENRICO, VIRGINIA SHALL HAVE EXCLUSIVE JURISDICTION OVER ANY DISPUTES ARISING OUT OF OR RELATED TO THE PLAN OR THIS AWARD AGREEMENT.

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be signed, effective as of the award date shown above.

                                                MARKEL CORPORATION


                                                By:  _______________________

                                                Title: ______________________

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